UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2010

LA CORTEZ ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

Calle 67 #7-35, Oficina 409	N/A
Bogotá, Colombia	(Zip code)
(Address of principal executive offices)

(941) 870-5433
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As reported in Note 11 to the condensed consolidated financial statements contained in Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter June 30, 2010, as filed with the Securities and Exchange Commission (the “Second Quarter 2010 10-Q”), as of August 12, 2010, management of La Cortez Energy, Inc. (the “Company”) determined that an inaccurate method was used to value the derivative warrant instruments on its previously filed condensed consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q as of, and for the three and six month periods ended, June 30, 2009.  Previously, the Black-Scholes model was used to value these warrants.  Management determined that a probability-weighted scenario analysis model should have been used. That model has been adopted for the valuation of derivative warrant instruments and has been applied retroactively so that the prior period financial statements are comparable to those as of, and for the three and six month periods ended, June 30, 2010, contained in the Second Quarter 2010 10-Q. The differences between the results of the valuation of our derivative warrant instruments when comparing the Black-Scholes model to a probability-weighted scenario analysis model for the three months ended March 31, 2009, were not material.

The Company is currently assessing what impact, if any, these changes will have on the Company’s financial statements contained in its Quarterly Report on Form 10-Q, as of, and for the three and nine month periods ended, September 30, 2009.

To reflect these differences in valuations, the Company has restated in the Second Quarter 2010 10-Q its condensed consolidated financial statements as of, and for the three and six month periods ended, June 30, 2009.  As a result of the restatement, the originally reported net loss for three and six month periods ended June 30, 2009 was decreased by $1,791,643, or $0.09 per share and $1,791,643, or $0.10 per share, resulting in net income, as restated, of $1,449,977 and $729,651, respectively.  This change in accounting methodology (which has no impact on cash) is consistent with generally accepted accounting principles.

The restatement of these interim condensed consolidated financial statements will not affect the Company’s audited consolidated financial statements as of, and for the year ended, December 31, 2009, as contained in its Annual Report on Form 10-K for the year ended December 31, 2009 (as amended), because the change in valuation models was adopted prior to the end of 2009.

A table reflecting the impact of the above restatements on the Company’s condensed consolidated balance sheet, statements of operations, and cash flows as of, and for the three and six months ended, June 30, 2009, is contained in Note 11 to the condensed consolidated financial statements contained in Item 1 of the Second Quarter 2010 10-Q, and is incorporated herein by reference.

The Audit Committee of the Company’s Board of Directors discussed with the Company’s independent accountants, BDO USA, LLP, the matters disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA CORTEZ ENERGY, INC.

Date: August 18, 2010	By:	/s/ Andres Gutierrez Rivera
Andres Gutierrez Rivera
President and Chief Executive Officer